SECURITIES AND EXCHANGE COMMISSION
                                WASHINGTON, D.C.

                                    FORM 8-K

                                 CURRENT REPORT


                      Pursuant to Section 13 of 15(d) of the
                         Securities Exchange Act of 1934


                                 June 22, 2006
                 ------------------------------------------------
                 Date of Report (date of earliest event reported)


                         Odyssey Marine Exploration, Inc.
               ----------------------------------------------------
               Exact name of Registrant as Specified in its Charter


          Nevada                   1-31895                84-1018684
----------------------------   ---------------   ---------------------------
State or Other Jurisdiction    Commission File   IRS Employer Identification
     of Incorporation              Number                  Number


                  5215 West Laurel Street, Tampa, Florida  33069
           ----------------------------------------------------------
           Address of Principal Executive Offices, Including Zip Code


                                (813) 876-1776
               --------------------------------------------------
               Registrant's Telephone Number, Including Area Code


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))








ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

     On June 22, 2006, the Board of Directors of Odyssey Marine Exploration, Inc. (the "Company") appointed John C. Morris to serve as Chief Executive Officer of the Company effective July 1, 2006. Mr. Morris had previously served as CEO of the Company until November 10, 2005, when he temporarily left his position as CEO to recover from a series of medical treatments for a tumor in his neck. Mr. Morris has continued to serve as a Director and as a Co-Chairman of the Board of the Company during his absence.

     Michael V. Barton's service as Interim CEO, a position he has held since November 10, 2005, will terminate effective June 30, 2006.

     Mr. Morris will continue to receive an annual salary of $250,000, and he also received options to purchase up to 150,000 shares at $3.50 per share.
The options will vest based on his continued service to the Company over time and upon the Company achieving certain performance goals. He will also be eligible to receive other compensation as the Company's Board of Directors and Compensation Committee deem appropriate.

     Information about Mr. Morris required by Items 401(b), (d), (e) and Item 404(a) of Regulation S-K are included in the Company's Definitive Proxy Statement for the Annual Meeting of Shareholders held on May 5, 2005, which information is incorporated herein by reference.


                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                   ODYSSEY MARINE EXPLORATION, INC.



Dated: June 26, 2006               By: /s/ David A. Morris
                                       David A. Morris, Secretary and
                                       Treasurer